NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT is made this 10th day of July, 2007 (the “Effective Date”) by and between Shumate Industries, Inc., a Delaware corporation (the “Company”), and Whitebox Shumate Ltd., a British Virgin Islands corporation (“WSL”).

SECTION 1. AGREEMENT TO SELL AND PURCHASE

1.1. Sale and Purchase at the Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company hereby agrees to issue and sell to WSL, and WSL agrees to purchase from the Company, a promissory note in the form of Exhibit A (the “Convertible Promissory Note”) for a purchase price of $2,000,000 and a warrant registered in WSL’s name (the “Warrant”) pursuant to which WSL will have the right to acquire an aggregate 400,000 shares of the Company’s Common Stock, par value $.001 per share (the “Warrant Shares”). The Warrant will be in the form of Exhibit B and the purchase price for the Warrant will be $100.00. The Convertible Promissory Note will be convertible at the option of WSL into shares of the Company’s Common Stock (the “Conversion Shares”).

1.2. Authorization of Transactions. On or prior to the closing of the transactions contemplated in this Agreement (the “Closing”), the Company shall have authorized the issuance and sale of the Convertible Promissory Note (including the Conversion Shares) and the Warrant (including the Warrant Shares underlying the Warrant).

SECTION 2. CLOSING, DELIVERY AND PAYMENT

2.1. Closing. The Closing shall take place at 10:00 a.m. on the Effective Date at the offices of WSL’s legal counsel, Messerli & Kramer P.A., in Minneapolis, Minnesota, or at such other time or place as the Company and WSL may mutually agree (the “Closing Date”). At the Closing, subject to the terms and conditions of this Agreement, the Company and WSL will deliver the following documents and instruments:

(a) Company’s Closing Deliveries.

(i) The Company will issue, sell and deliver the Convertible Promissory Note and the Warrant to WSL.

(ii) The Company will execute and deliver to WSL the Registration Rights Agreement in the form of the attached Exhibit C (the “Registration Rights Agreement”).

(iii) The Company will cause to be delivered the legal opinion of its counsel, in agreed upon form, as to those matters set forth in Section 5(d).

(iv) The Company will pay to Messerli & Kramer P.A., counsel to WSL, legal fees and expenses in the amount of $10,000 for representing WSL in connection with the transactions contemplated by this Agreement.

(v) The Company will execute and/or deliver to WSL any other agreement or document as reasonably requested by WSL to consummate the transactions contemplated by this Agreement, including all third party consents required in connection with this Agreement.

(b) WSL’s Closing Deliveries.

(i) WSL will deliver $2,000,000 by certified check or wire transfer of immediately available funds as and for payment of the Convertible Promissory Note.

(ii) WSL will deliver $100.00 by certified check or wire transfer of immediately available funds as and for payment of the Warrant.

(iii) WSL shall execute and deliver the Registration Rights Agreement.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants to WSL as of the Closing Date:

3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company’s only subsidiaries are (i) Shumate Machine Works, Inc., a Texas corporation and (ii) Hemiwedge Valve Corporation, a Texas corporation (each a “Subsidiary” and, together, the “Subsidiaries”). The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Convertible Promissory Note, the Warrant and the Registration Rights Agreement (together, the “Transaction Documents”), to issue and sell the Conversion Shares upon conversion of the Convertible Promissory Note and the Warrant Shares upon exercise of the Warrant, to carry out the provisions of the Transaction Documents and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a material adverse effect on the Company, or its business or properties, taken as a whole.

3.2. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 20,283,045 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued and outstanding as of the date hereof. As of the Closing Date, and except as disclosed on Schedule 3.2 or in the annual, quarterly or periodic reports or information filed or furnished by the Company within the twelve (12) months prior to the Closing Date (the “Recent SEC Filings”) with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to either the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has no outstanding options, warrants or other rights to acquire any capital stock, or securities convertible or exchangeable for capital stock or for securities themselves convertible or exchangeable for capital stock (together, “Convertible Securities”). As of the Closing Date, and except pursuant to the Convertible Promissory Note or the Warrant, as disclosed on Schedule 3.2 or in the Recent SEC Filings, the Company has no agreement or commitment to sell or issue any shares of capital stock or Convertible Securities. All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) except as set forth in the Recent SEC Filings, are free from any preemptive and cumulative voting rights and (iv) were issued pursuant to valid registrations, qualifications or exemptions under federal and state securities laws. As of the Closing Date, and except as disclosed on Schedule 3.2 or in the Recent SEC Filings, there are no outstanding rights of first refusal or proxy or shareholder agreements of any kind relating to any of the Company’s securities to which the Company or any of its executive officers or directors is a party or as to which the Company otherwise has knowledge. The Conversion Shares and the Warrant Shares when and if issued, sold and delivered in accordance with the terms of the Convertible Promissory Note and the Warrant, will be validly issued, fully paid, nonassessable and free of any liens or encumbrances, other than restrictions on transfer under applicable federal and state securities laws.

3.3. Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents and the performance of all obligations of the Company under this Agreement at the Closing, has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws. The sale of the Convertible Promissory Note, (upon conversion of the Convertible Promissory Note) the Conversion Shares, the Warrant and (upon exercise of the Warrant) the Warrant Shares is not (and will not be) subject to any preemptive rights or rights of first refusal, except as set forth in the Recent SEC Filings (none of which third party rights will cause a reduction in the principal amount of the Convertible Promissory Note or the number of shares purchasable under the Warrant being acquired by WSL hereunder).

3.4. Financial Statements. The Company’s unaudited consolidated balance sheet, and the consolidated statements of operations and cash flow as of and for the three months ended March 31, 2007, and the audited consolidated balance sheet as of December 31, 2006 and the audited consolidated statements of operations, cash flows and changes in stockholders’ equity (deficit) of the Company for the years ended December 31, 2006 and 2005 (all of the foregoing together, the “Financial Statements”), all as included within the Recent SEC Filings, fairly present in all material respects the consolidated financial condition, operating results, cash flows and changes in stockholders’ equity (deficit) of the Company as of the respective dates and for the respective periods covered thereby. The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto). For purposes hereof, “Latest Statement Date” means March 31, 2007, and “Latest Financial Statements” means the unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2007. Malone & Bailey, PC, the accounting firm that expressed an opinion with respect to the Company’s audited Financial Statements, is registered as a public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), conducted its audit of the Company’s audited Financial Statements in accordance with PCAOB standards and is “independent” within the meaning of PCAOB standards and the rules and regulations of the SEC and OTC Bulletin Board.

3.5. Liabilities. The Company (i) has no material liabilities and (ii) to the best of its knowledge, has no material contingent liabilities, in each case not otherwise disclosed in the Latest Financial Statements, on Schedule 3.5 or in the Recent SEC Filings, except (A) current liabilities incurred in the ordinary course of business subsequent to the Latest Statement Date and (B) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP or the rules and regulations of the SEC or the PCAOB to be reflected in the Latest Financial Statements, which, in both cases have not had, either in any individual case or in the aggregate, a material adverse effect on the Company, or its business or properties, taken as a whole.

3.6. Certain Agreements and Actions. Except as disclosed in the Financial Statements, on Schedule 3.6 or in the Recent SEC Filings, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock during the periods covered by the Financial Statements or since the Latest Statement Date, (ii) since the Latest Statement Date, except for the Convertible Promissory Note, incurred any indebtedness for money borrowed or any other material liabilities out of the ordinary course of business, (iii) except as set forth in Schedule 3.6 or in the Recent SEC Filings, made any loans or advances to any person, other than ordinary advances for travel or entertainment expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

3.7. Obligations of or to Related Parties. Except as disclosed on Schedule 3.7 or in the Recent SEC Filings, there are no obligations of the Company to officers, directors or key employees of the Company or, to the Company’s knowledge, to any members of their immediate families or other affiliates, other than (i) for accrued salaries, (ii) reimbursement for expenses reasonably incurred on behalf of the Company and (iii) for other employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed on Schedule 3.7 or in the Recent SEC Filings, to the Company’s knowledge, none of the officers, directors or key employees of the Company or, to the Company’s knowledge, any members of their immediate families or other affiliates, are indebted to the Company or have any direct or indirect ownership interest in any firm, corporation or other entity with which the Company is affiliated or with which the Company has a business relationship, or any firm, corporation or other entity that competes with the Company, except that such officers, directors, employees and members of their immediate families may own securities (with beneficial ownership not exceeding 2%) in publicly-traded companies that compete with the Company. Except as disclosed on Schedule 3.7 or in the Recent SEC Filings, no officer, director or key employee of the Company, or, to the Company’s knowledge, any member of their immediate families or other affiliates, is, directly or indirectly, interested in or a party to any material contract with the Company. Except as disclosed on Schedule 3.7, in the Financial Statements or in the Recent SEC Filings, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.8. Changes. Since the Latest Statement Date, and except as disclosed on Schedule 3.8 or in the Recent SEC Filings, there has not been, to the Company’s knowledge, any event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.9. Title to Properties and Assets; Liens. Except as set forth on Schedule 3.9 or in the Recent SEC Filings, the Company has good and marketable title to its properties and assets, including the properties and assets reflected in the Latest Financial Statements, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes that have not yet become delinquent, (ii)  liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company which are reasonably necessary to the Company’s conduct of its business are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used, reasonable wear and tear excepted.

3.10. Patents and Trademarks. Schedule 3.10 contains a listing of all U.S. and foreign patents and patent applications, and U.S. and foreign trademarks and service marks and applications therefor, owned by, assigned to or licensed to the Company. Except as set forth on Schedule 3.10 or in the Recent SEC Filings, the Company owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. None of the Company’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as now conducted or proposed to be conducted. None of the execution or delivery of, or the performance of the transactions contemplated by, the Transaction Documents, the carrying on of the Company’s business by the employees of the Company nor the conduct of the Company’s business as currently conducted or proposed to be conducted will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not require the use of any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been exclusively assigned to the Company.

Except as set forth in Schedule 3.10, (i) each of the Company’s key employees have executed agreements of confidentiality and non-disclosure as to the Company’s confidential information, including its intellectual property and trade secrets, and (ii) each of the Company’s employees has agreed to assign to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by such employees, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which the employee conceives as a result of the employee’s employment by the Company (other than inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the employee’s own time and (1) which do not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development or (2) which do not result from any work performed by the employee for the Company).

3.11. Compliance with Other Instruments. Except as disclosed on Schedule 3.11, the Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or to its knowledge in any material respect of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution and delivery of, and the performance of and compliance with the transactions contemplated by, the Transaction Documents, and the issuance and sale of the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results that would not materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.12. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the other Transaction Documents or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. Except as disclosed in the Financial Statements, on Schedule 3.12 or in the Recent SEC Filings, there is no action, suit, proceeding or investigation or, to the Company’s knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the employees of the Company, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.13. Tax Returns and Payments. The Company has filed all tax returns (federal, state and local) to its knowledge required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon the properties or assets of the Company as of the date of this Agreement that is not adequately provided for.

3.14. Employees. The Company has no collective bargaining agreements with any of its employees. The Company is not aware of any labor union organizing activity relating to its employees. Except as set forth on Schedule 3.14 or in the Recent SEC Filings, no employee has any agreement or contract, written or verbal, regarding his employment. Except as disclosed on Schedule 3.14 or in the Recent SEC Filings, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing or defined benefit plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any material term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and, to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written or oral notice alleging that any such violation has occurred. Except as disclosed on Schedule 3.14 or in the Recent SEC Filings, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.15. Compliance with Laws; Permits. Except as disclosed on Schedule 3.15 or in the Recent SEC Filings, to its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of, and the performance of the transactions contemplated by, the Transaction Documents or the sale and issuance of the Convertible Promissory Note, upon exercise of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. To its knowledge, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and the Company believes it can obtain any similar authority for the conduct of its business as now conducted or planned to be conducted.

3.16. Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the Company, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Without limiting the foregoing:

(i)
with respect to any real property owned, leased or otherwise utilized by the Company (“Real Property”), the Company is not or has not in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to the Company or its properties and assets;

(ii)
neither the Company nor, to the knowledge of the Company, any third party has used, released, generated, manufactured, produced or stored, in, on, under, or about any Real Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to result in a material liability to the Company under any Hazardous Substance Law;

(iii)
to the knowledge of the Company, there are no underground tanks, whether operative or temporarily or permanently closed, located on any Real Property that could reasonably be expected to result in a material liability to the Company under any Hazardous Substance Law;

(iv)
there are no Hazardous Substances used, stored or present at, or on, or to the knowledge of the Company that could reasonably be expected to migrate onto any Real Property, except in compliance with Hazardous Substance Laws; and

(v)
to the knowledge of the Company, there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be a material violation by the Company of any Hazardous Substance Law, or to result in liability to the Company under any Hazardous Substance Law.

For purposes hereof, “Hazardous Substances” means (statutory acronyms and abbreviations having the meaning given them in the definition below of “Hazardous Substances Laws”) substances defined as “hazardous substances,” “pollutants” or “contaminants” in Section 101 of the CERCLA; those substances defined as “hazardous waste,” “hazardous materials” or “regulated substances” by the RCRA; those substances designated as a “hazardous substance” pursuant to Section 311 of the CWA; those substances defined as “hazardous materials” in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as “contaminants” by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as “residual radioactive material” by Section 101 of the UMTRCA; those substances defined as “toxic materials” or “harmful physical agents” pursuant to Section 6 of the OSHA; those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; any chemical, material, toxin, pollutant, or waste regulated by or in any other Hazardous Substances Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

“Hazardous Substances Law” means any of:

(i)	the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”);

(ii)	the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) (“Clean Water Act” or “CWA”);

(iii)	the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”);

(iv)	the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) (“AEA”);

(v)	the Clean Air Act (42 U.S.C. Section 7401 et seq.) (“CAA”);

(vi)	the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) (“EPCRA”);

(vii)	the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) (“FIFRA”);

(viii)	the Oil Pollution Act of 1990 (33 U.S.C.A. Section 2701 et seq.);

(ix)	the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) (“SDWA”);

(x)	the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) (“SMCRA”);

(xi)	the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (“TSCA”);

(xii)	the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.) (“HMTA”);

(xiii)	the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) (“UMTRCA”);

(xiv)	the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (“OSHA”); and

(xv)	all other federal, state and local governmental rules which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

3.17. Offering Valid. Assuming the accuracy of the representations and warranties of WSL contained in Section 4, the offer, sale and issuance of the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of the State of Minnesota.

3.18. Full Disclosure. None of the Transaction Documents contains any untrue statement of a material fact nor, to the Company’s knowledge and belief, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.19. Insurance. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

3.20. Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.21. Brokers or Finders. Except as set forth in Schedule 3.21, the Company has not incurred nor will incur, directly or indirectly, any liability for any brokerage or finders’ fees or agent’s commissions or any similar charges (whether payable in cash, in equity securities or by a combination thereof) in connection with this Agreement or any transaction contemplated hereby.

3.22 SEC Reports. Except as set forth in Schedule 3.22, the Company has filed or furnished all reports, forms or other information required to be filed or furnished by it under the Securities Act and the Exchange Act for the twelve months preceding the date hereof or such shorter period as the Company has been required by law to file or furnish such reports, forms or other information (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing or furnishing and has filed or furnished any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

3.23 Investment Company Act. The Company is not, and will not use the net proceeds from the sale of the Convertible Promissory Note, the Warrant and, upon exercise of the Warrant, the Warrant Shares in a manner so as to become, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.24 No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Company’s Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated under this Agreement.

3.25 Registration Rights. Except as disclosed on Schedule 3.25 or in the Recent SEC Filings, or as required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in the Registration Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

3.26 Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement do not individually or taken as a whole contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

3.27 Material Changes. Since the date of the Latest Financial Statements, except as specifically disclosed in the Recent SEC Filings, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (ii) the Company has altered its method of accounting or the identity of its auditors and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Company does not have pending before the SEC any request for confidential treatment of information.

3.28 Listing and Maintenance Requirements. Except as specified in the Recent SEC Filings, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to WSL the securities contemplated by the Transaction Documents. A “Trading Market” is the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF WSL

WSL hereby represents and warrants to the Company as of the Closing Date, and agrees, as follows:

4.1. Authorization. WSL has full power and authority to enter into this Agreement and each of the Transaction Documents, and each such agreement, when executed and delivered by WSL, will constitute the valid and binding obligation of WSL enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2. Investment Representations. WSL understands that neither the offer nor the sale of the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant or, upon exercise of the Warrant, the Warrant Shares has been, or will not be, registered under the Securities Act (except as required by the Registration Rights Agreement). WSL also understands that the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon WSL’s representations contained in the Agreement. WSL hereby represents and warrants as follows:

(a) WSL Bears Economic Risk. WSL has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. WSL must bear the economic risk of this investment indefinitely unless the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Pending the availability of registration under the Registration Rights Agreement, WSL has no present intention of selling or otherwise transferring the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant or, upon exercise of the Warrant, the Warrant Shares, or any interest therein. The WSL also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow WSL to transfer all or any portion of the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant or, upon exercise of the Warrant, the Warrant Shares under the circumstances, in the amounts or at the times WSL might propose.

(b) Acquisition for Own Account. WSL is acquiring, or will acquire, the Convertible Promissory Note, upon conversion of the Convertible Promissory Note, the Conversion Shares, the Warrant and, upon exercise of the Warrant, the Warrant Shares for its own account for investment only, and not with a view towards their public distribution.

(c) WSL Can Protect Its Interest. WSL represents that by reason of its, or of its management’s, business or financial experience, WSL has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, WSL is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. WSL represents that it is an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act.

(e) Residence. WSL represents that it is organized under the laws of the British Virgin Islands and that its principal place of business is located in the State of Minnesota.

SECTION 5. CONDITIONS FOR CLOSING

5.1. Conditions for the Company to Satisfy for the Closing. The obligation of WSL to purchase the Convertible Promissory Note and Warrant as contemplated by this Agreement is subject to satisfaction of the following contingencies at or prior to the Closing:

(a) The Company shall have obtained all third party consents required in connection with this Agreement.

(b) The Company shall have delivered the agreements, documents and instruments and paid the fees described in Section 2.1(a) of this Agreement.

(c) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(d) Spectrum Law Group, LLP, legal counsel to the Company, shall have delivered an opinion to WSL with respect to the following matters (which opinion may contain customary exclusions and limitations that are reasonably acceptable to counsel for WSL):

(i)
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company and each Subsidiary has all corporate power and authority necessary to own its properties and to conduct its business as, to such counsel’s knowledge, it is presently conducted.

(ii)	The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(iii)	The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

(iv)
The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 20,283,045 shares are outstanding, and 10,000,000 shares of Preferred Stock, par value $0.001, of which no shares are outstanding.

(v)
Each of the Transaction Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vi)
The Conversion Shares and the Warrant Shares have been duly authorized, and when issued in accordance with the terms of the Convertible Promissory Note or Warrant, as applicable, will be validly issued, fully paid and nonassessable.

(vii)
The execution and delivery of the Transaction Documents by the Company will not result in (i) a violation of the Company’s Certificate of Incorporation or Bylaws or (ii)  a violation of any judgment or order known to such counsel.

SECTION 6. OTHER AGREEMENTS

For so long as any amount is outstanding under the Convertible Promissory Note or WSL beneficially owns any portion of the Warrant or the Warrant Shares, the Company covenants and agrees to the following (as to which the failure to comply with any provision shall constitute a material event of default under this Agreement):

6.1 Internal Accounting Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.2. SEC Reporting. The Company shall (a) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other information required to be filed or furnished by the Company pursuant to the Exchange Act; (b) maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that material information relating to the Company is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s Form 10-KSB or Form 10-QSB, as the case may be, is being prepared and (c) when and to the extent required by SEC and PCAOB rules and regulations, maintain internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)).

SECTION 7. MISCELLANEOUS

7.1. Governing Law. This Agreement shall be governed by the internal laws of the State of Minnesota as such laws are applied to agreements between Minnesota residents entered into and performed entirely in Minnesota.

7.2. Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the parties and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Convertible Promissory Note, the Warrant and, upon exercise of the Warrant, the Warrant Shares from time to time.

7.4. Entire Agreement. The Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6. Amendment and Waiver. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and WSL.

7.7. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return receipt requested, or by telecopier, addressed as follows:

(a)	if to the Company, at Shumate Industries, Inc. 12060 FM 3083 Conroe, Texas 77301 Attention: Matthew C. Flemming, Chief Financial Officer Facsimile: (936) 539-9396

with a copy to: Spectrum Law Group, LLP 1900 Main Street, Suite 125 Irvine, California 92614 Attention: Marc A. Indeglia, Esq. Facsimile: (949) 851-5940

(b)
if to WSL, at

Whitebox Advisors, LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, Minnesota 55416
Attention: Jonathan Wood, Chief Financial Officer
Facsimile: (612) 253-6151

with a copy to:

Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, Minnesota 55402
Attention: Jeffrey C. Robbins, Esq.
Facsimile: (612) 672-3777

7.8. Indemnification by the Company. The Company agrees to indemnify and hold WSL, its affiliates and the directors, officers, managers, employees and agents of each of the foregoing (each, a “Whitebox Party”) harmless against any and all claims, losses, liabilities, obligations, damages, judgments, costs or expenses (including reasonable legal fees and costs) that any such Whitebox Party may suffer, sustain or become subject to as a result of, or in connection with, or in any way related to or by reason of (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any of the Transaction Documents; or (b) the execution, delivery or performance of any of the Transaction Documents or any transaction contemplated by any of the Transaction Documents.

7.9. Expenses. The Company agrees to pay or reimburse WSL for its reasonable legal fees and expenses that it may incur after the date hereof in connection with the granting of any waiver with respect to, the modification of any of the terms or provisions of, or the enforcement of any of the Transaction Documents.

7.10. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.11. Counterparts. This Agreement may be delivered via facsimile or other means of electronic communication, and may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Whitebox Shumate Ltd.	Shumate Industries, Inc.

By	By
Jonathan Wood,	Matthew C. Flemming,
Chief Financial Officer	Chief Financial Officer